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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of PacifiCare Health Systems, Inc. and to the incorporation by reference therein of our report dated January 30, 2003, with respect to the consolidated financial statements and schedule of PacifiCare Health Systems, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                                  /s/ Ernst & Young LLP
Irvine, California
August 7, 2003